Exhibit 99

PRIMEDIA INC. FILES INFORMATION STATEMENT RELATING TO
THE PROPOSED SALE OF ITS ENTHUSIAST MEDIA DIVISION

 Shareholder Vote Gives Board Discretion to Implement a 1–6 Reverse Stock Split

NEW YORK, NY (June 22, 2007)—PRIMEDIA Inc. (NYSE: PRM) today filed with the U.S. Securities and Exchange Commission its preliminary information statement relating to the sale of its Enthusiast Media Division (“PEM”) to Source Interlink Companies, Inc.  PRIMEDIA announced on May 3, 2007 its agreement to sell PEM to Source Interlink for cash consideration of $1,177,900,000 pursuant to the Stock Purchase Agreement entered into by PRIMEDIA, Source Interlink and Consumer Source Inc. PRIMEDIA’s Board of Directors and the holders of a majority of PRIMEDIA’s capital stock entitled to vote on the transaction previously approved the Stock Purchase Agreement and the sale of PEM.

As disclosed in the preliminary information statement, PRIMEDIA’s Board of Directors has approved a proposed amendment to the Company’s Certificate of Incorporation by which PRIMEDIA may effect a 1-for-6 reverse stock split of its common stock.  The holders of a majority of PRIMEDIA’s capital stock entitled to vote thereon have consented to the proposed amendment.  If the reverse stock split is effected, each PRIMEDIA stockholder will receive one new share of PRIMEDIA common stock in exchange for every six existing shares of PRIMEDIA common stock.  PRIMEDIA’s Board of Directors has sole discretion to determine whether to effect the proposed reverse stock split, which may occur before or after the closing of the proposed sale of PEM, or whether to abandon the proposed reverse stock split.

No vote or additional consent of the PRIMEDIA stockholders is required in connection with the proposed sale of PEM or the proposed reverse stock split.  Additional details regarding the proposed sale of PEM and the proposed reverse stock split are set forth in the preliminary information statement.  PRIMEDIA expects to file a definitive information statement with the U.S. Securities and Exchange Commission, and mail the definitive information statement to its stockholders in accordance with applicable securities laws, in early July 2007.

About PRIMEDIA
PRIMEDIA Inc. is the parent company of Consumer Source Inc., the #1 publisher and distributor of free consumer guides in the U.S. with Apartment Guide, Auto Guide, and New Home Guide, distributing free consumer publications through its proprietary distribution network, DistribuTech, in more than 60,000 locations. Consumer Source owns and operates leading websites including ApartmentGuide.com, AutoGuide.com, NewHomeGuide.com; and America’s largest online single unit rental property business, comprised of RentClicks.com, RentalHouses.com, HomeRentalAds.com, and Rentals.com.

This release contains forward-looking statements as that term is used under the Private Securities Litigation Act of 1995. These forward-looking statements are based on the current assumptions, expectations and projections of the Company’s management about future events. Although the assumptions, expectations and projections reflected in these forward-looking statements represent management’s best judgment at the time of this release, the Company can give no assurance that they will prove to be correct. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results of the Company to differ materially from those anticipated in these forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These forward-looking statements are subject to risks and uncertainties and, therefore, actual results may differ materially. The Company cautions you not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company” and “PRIMEDIA” as used throughout this release refer to PRIMEDIA Inc. and its subsidiaries.

Contacts:
Eric M. Leeds (Investors): 212-745-1885
Josh Hochberg (Media): 212-446-1892